Exhibit 3.44

ARTICLES OF INCORPORATION

OF

SELGRAN, INC.

FIRST:  The name of the corporation is SELGRAN, INC,

SECOND:  The corporation’s purposes are:

(a)           Primarily to engage in the specific business of manufacturing motorized camper coaches, vans, and mobile homes.

(b)           To engage generally in the business of designing, developing, manufacturing, buying and selling, at wholesale and retail, leasing, and otherwise dealing in motorized camper coaches, vans, mobile homes and all appurtenant fixtures, goods, wares and equipment related thereto.

(c)           To engage in any business related or unrelated to those described in clauses (a) and (b) of this Article SECOND and from time to time authorized or approved by the board of directors of this corporation.

(d)           To act as partner or joint venturer or in any other legal capacity in any transaction.

(e)           To do business anywhere in the world; and

(f)            To have and exercise all rights and powers from time to time granted to a corporation by law.

The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

THIRD:  The county in the State of California where the principal office for the transaction of the business of the corporation is located is the County of Orange.

FOURTH:  (a) The number of directors of the corporation is three (3).

(b) The names and addresses of the persons who are appointed to act as first directors are:

Name	Address

WILLIAM H. SELBY	19642 Larkridge Drive Yorba Linda, California

Name	Address

ALICE MAY SELBY	19642 Larkridge Drive Yorba Linda, California

LE GRANDE R. VREEKEN	25230 San Jacinto Hemet, California

FIFTH:  The total number of shares which the corporation is authorized to issue is 2,500.  The aggregate par value of said shares is $25,000.00, and the par value of each share is $10.00.  No distinction shall exist between the shares of the corporation or the holders thereof.

SIXTH:  Each shareholder of this corporation shall be entitled to full pre-emptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

IN WITNESS WHEREOF, the undersigned and above-names incorporators and first directors of this Corporation have executed these articles of incorporation on this 11th day of November, 1966.

/s/ William H. Selby
WILLIAM H. SELBY

/s/ Alice Mary Selby
ALICE MAY SELBY

/s/ Le Grande R. Vreeken
LE GRANDE R. VREEKEN

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ORANGE	)

On this 11th day of November, 1966, before me, the undersigned, a Notary Public in and for the County of Orange, State of California, personally appeared WILLIAM H. SELBY and ALICE MAY SELBY, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

/s/ Robert A. Bryson
Notary Public in and for said
County and State

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ORANGE	)

On this 11th day of November, 1966, before me, the undersigned, a Notary Public in and for the County of Orange, State of California, personally appeared LE GRANDE R. VREEKEN, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

/s/ Lucille T. Van DeBrake
Notary Public in and for said
County and State

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF SELGRAN, INC.

John C. Crean and Donna S. Crean certify:

1.             That they are the President and Secretary, respectively, of Selgran, Inc. (the “Company”).

2.             That the following resolution relating to amendment of the Company’s Articles of Incorporation was adopted by unanimous Written Consent of the Company’s Board of Directors without a meeting; the Company’s By-Laws authorize its Board of Directors to so act:

RESOLVED that Articles First and Sixth and paragraph (a) of Article Fourth of the Articles of Incorporation of this corporation be amended to read in full as follows:

“First:  The name of the corporation is Pace-Arrow, Inc.”

“Fourth:  (a)          The number of directors of the corporation is four (4).”

“Sixth:  No shareholder of this corporation shall have any preemptive right or rights to subscribe for or to purchase or acquire any issue of shares or other securities of this corporation.”

3.             That the shareholders have adopted said Amendments by resolution adopted by unanimous Written Consent of the sole shareholder of the Company; the Company’s By-Laws authorize its shareholders to so act.

1

4.             That the number of shares represented by Written Consent is 1,000.  That the total number of shares entitled to vote on or consent to said Amendments is 1,000.

/s/ John C. Crean
John C. Crean, President

/s/ Donna S. Crean
Donna S. Crean, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct.

Executed at Riverside, California, on September 30, 1969.

/s/ John C. Crean
John C. Crean, President

/s/ Donna S. Crean
Donna S. Crean, Secretary

2

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
PACE-ARROW, INC.

WILLIAM W. WEIDE and WILLIAM H. LEAR certify:

1.             That they are the President and the Secretary respectively, of PACE-ARROW, INC., a California corporation.

2.             That the following resolution relating to amendment of the Company’s Articles of Incorporation was adopted by unanimous written consent of the company’s Board of Directors without a meeting.

RESOLVED that Article First of the Articles of Incorporation of this corporation be amended to read as follows:

“First:  The name of the corporation is PACE ARROW, INC.”

RESOLVED FURTHER, That the President or any Vice President and the Secretary or Assistant Secretary of this corporation are hereby authorized and directed to prepare a Certificate of Amendment of Incorporation of this corporation setting forth such change in this corporation’s Articles of Incorporation and they are further authorized and directed to cause such Certificate of Amendment to be filed with the office of the California Secretary of State.

RESOLVED FURTHER, That the officers of this corporation and each of them be and they hereby are authorized and directed to execute all documents and take such action as they deem necessary or advisable in order to carry out the purposes of these resolutions.

3.             That the sole shareholder of the company, represented by proxy in the name of William W. Weide, has adopted said amendment by written consent.  That the wording of the amended article, as set forth in the Shareholder’s resolution, is the same as set forth in the directors’ resolution in paragraph 2 above.

/s/ William W. Weide
William W. Weide, President

/s/ William H. Lear
William H. Lear, Secretary

1

Each of the undersigned declare under penalty of perjury that the matters, set forth in the foregoing certificate are true and correct.  Executed at Riverside; California; On January 3, 1979.

/s/ William W. Weide
William W. Weide, President

/s/ William H. Lear
William H. Lear, Secretary

2

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

PACE ARROW, INC.

WILLIAM W. WEIDE and WILLIAM H. LEAR certify:

1.             That they are the President and the Secretary respectively, of PACE ARROW, INC., a California corporation.

2.             That the following resolution relating to amendment of the Company’s Articles of Incorporation was adopted by unanimous written consent of the company’s Board of Directors without a meeting.

RESOLVED that Article First of the Articles of Incorporation of this corporation be amended to read as follows:

“First:               The name of the corporation is FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.”

RESOLVED FURTHER, That the President or any Vice President and the Secretary or Assistant Secretary of this corporation are hereby authorized and directed to prepare a Certificate of Amendment of Incorporation of this corporation setting forth such change in this corporation’s Articles of Incorporation and they are further authorized and directed to cause such Certificate of Amendment to be filed with the office of the California Secretary of State.

RESOLVED FURTHER, That the officers of this corporation and each of them be and they hereby are authorized and directed to execute all documents and take such action as they deem necessary or advisable in order to carry out the purposes of these resolutions.

3.             That the sole shareholder of the company, represented by proxy in the name of William W. Weide, has adopted said amendment by written consent.  That the wording of the amended article, as set forth in the Shareholder’s resolution, is the same as set forth in the directors’ resolution in paragraph 2 above.

/s/ William W. Weide
William W. Weide, President

/s/ William H. Lear
William H. Lear, Secretary

1

Each of the undersigned declare under penalty of perjury that the matters, set forth in the foregoing certificate are true and correct.  Executed at Riverside; California; on August 12, 1980.

/s/ William W. Weide
William W. Weide, President

/s/ William H. Lear
William H. Lear, Secretary

2